AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 2001

                                            Registration Statement No. 333-67310
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                              AMENDMENT NO. 2

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                               COREL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                --------------

         Canada                      7372                  Not applicable
     (State or Other           (Primary Standard          (I.R.S. Employer
      Jurisdiction                Industrial             Identification No.)
   of Incorporation or        Classification Code
      Organization)                 Number)

                              1600 Carling Avenue
                            Ottawa, Ontario K1Z 8R7
                                 (613) 728-8200
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                --------------

                                  John Blaine
                            Chief Financial Officer
                               Corel Corporation
                              1600 Carling Avenue
                            Ottawa, Ontario K1Z 8R7
                                 (613) 728-8200
 (Name, Address, Including Zip Code and Telephone Number, Including Area Code,
                             of Agent for Service)

                        Copies of all communications to:

 Robert D. Chapman, Esq.      Mark Weissler, Esq.       John B. McKnight, Esq.
  McCarthy Tetrault LLP      Milbank, Tweed, Hadley&     Locke Liddell & Sapp
 40 Elgin Street, Suite            McCloy LLP                    LLP
          1400                One Chase Manhattan      2200 Ross Avenue, Suite
 Ottawa, Ontario K1P 5K6             Plaza                       2200
                           New York, New York 10005      Dallas, Texas 75201

                                --------------

   Approximate date of commencement of proposed sale to the public:

   As soon as practicable after this registration statement becomes effective and all other conditions to completion of the merger contemplated by the merger agreement, dated as of July 16, 2001, described in the enclosed prospectus/proxy statement, have been satisfied or waived.

                                --------------

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                --------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

   Item 20. Indemnification of Directors and Officers.

   Canadian law generally permits a corporation to indemnify its directors and officers for all costs, charges and expenses incurred by the person in respect of any action or proceeding to which that person is made a party by reason of being a director or officer if the person (i) acted in good faith with a view to the best interests of the corporation and (ii) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing his conduct was lawful. Canadian law generally requires a corporation to indemnify its directors and officers if the person is substantially successful on the merits of his defense of the action, the person fulfills (i) and (ii) above, and is otherwise fairly and reasonably entitled to indemnity.

   The registrant's bylaws generally provides that the corporation is required to indemnify a director or officer against liability incurred in that capacity to the extent permitted or required by Canadian law.

   A policy of directors' and officers' liability insurance is maintained by the registrant which insures directors and officers of the registrant and its subsidiaries for losses a result of claims based on the acts or omissions as directors and officers of the registrant.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

   Item 21. Exhibits and Financial Statement Schedules.

    (a) Exhibits


 Exhibit
   No.                        Description of Exhibits
 -------                      -----------------------
 2.1     Merger Agreement dated as of July 16, 2001 as amended and
         restated between Corel Corporation, Calgary I Acquisition Corp.
         and Micrografx, Inc. (included as Annex A to this
         prospectus/proxy statement)
 2.2     Form of Participation Rights Agreement (included as Annex B to this prospectus/proxy statement)
 5.1+    Opinion of McCarthy Tetrault LLP with respect to the validity of the shares being offered
 8.1+    Tax Opinion of Milbank, Tweed, Hadley & McCloy LLP
 8.2+    Tax Opinion of McCarthy Tetrault LLP (set forth in Exhibit 5.1)
 8.3+    Tax Opinion of Locke Liddell & Sapp LLP
 9.1     Form of Proxy and Voting Agreement (included as Annex C to this prospectus/proxy statement)
 23.1+   Consent of McCarthy Tetrault LLP (set forth in Exhibit 5.1)
 23.2+   Consent of Ernst & Young LLP
 23.3+   Consent of PricewaterhouseCoopers LLP
 23.4+   Consent of James L. Hopkins as a person named to be a director of Corel Corporation
 23.5+   Consent of Milbank, Tweed, Hadley & McCloy LLP (set forth in
         Exhibit 8.1)

--------

 Exhibit
   No.                       Description of Exhibits
 -------                     -----------------------
 23.6+   Consent of McCarthy Tetrault LLP (set forth in Exhibit 8.2)
 23.7+   Consent of Locke Liddell & Sapp LLP (set forth in Exhibit 8.3)
 24.1+   Powers of Attorney (set forth on signature page)
 25.1*   Form T-1
 99.1+   Form of Proxy
 99.2+   Consent of Alliant Partners

--------
*  filed herewith
+  previously filed


(b) Financial Statement Schedules

   Not applicable.

   Item 22. Undertakings.

   The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act or 1934, as amended, that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, Canada on September 19, 2001.


                                          Corel Corporation

                                          By:           /s/ John Blaine
                                             ----------------------------------
                                                      John Blaine
                                             Executive Vice President, Finance
                                                and Chief Financial Officer

                               POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    President and Chief        September 19, 2001
______________________________________  Executive Officer
           Derek J. Burney              (principal executive
                                        officer)

         /s/ John Blaine               Executive Vice President,  September 19, 2001
______________________________________  Finance, Chief Financial
             John Blaine                Officer and Treasurer
                                        (principal accounting
                                        officer and principal
                                        financial officer)

                  *                    Chairman and Director      September 19, 2001
______________________________________
            James Baillie

                  *                    Director                   September 19, 2001
______________________________________
              Lyle Blair

                  *                    Director                   September 19, 2001
______________________________________
           Hunter S. Grant

                  *                    Director                   September 19, 2001
______________________________________
        Jean-Louis Malouin

                                       Director                    September  , 2001
______________________________________
          Barbara McDougall

                  *                    Authorized United States   September 19, 2001
______________________________________  Representative
           Steven Houck



          /s/ John Blaine
*By: ________________________________
              John Blaine
           Attorney-in-Fact

                                 EXHIBIT INDEX


 Exhibit
   No.                        Description of Exhibits
 -------                      -----------------------
 2.1     Merger Agreement dated as of July 16, 2001 as amended and
         restated between Corel Corporation, Calgary I Acquisition Corp.
         and Micrografx, Inc. (included as Annex A to this
         prospectus/proxy statement)
 2.2     Form of Participation Rights Agreement (included as Annex B to this prospectus/proxy statement)
 5.1+    Opinion of McCarthy Tetrault LLP with respect to the validity of the shares being offered
 8.1+    Tax Opinion of Milbank, Tweed, Hadley & McCloy LLP
 8.2+    Tax Opinion of McCarthy Tetrault LLP (set forth in Exhibit 5.1)
 8.3+    Tax Opinion of Locke Liddell & Sapp LLP
 9.1     Form of Proxy and Voting Agreement (included as Annex C to this prospectus/proxy statement)
 23.1+   Consent of McCarthy Tetrault LLP (set forth in Exhibit 5.1)
 23.2+   Consent of Ernst & Young LLP
 23.3+   Consent of PricewaterhouseCoopers LLP
 23.4+   Consent of James L. Hopkins as a person named to be a director of Corel Corporation
 23.5+   Consent of Milbank, Tweed, Hadley & McCloy LLP (set forth in
         Exhibit 8.1)
 23.6+   Consent of McCarthy Tetrault LLP (set forth in Exhibit 8.2)
 23.7+   Consent of Locke Liddell & Sapp LLP (set forth in Exhibit 8.3)
 24.1+   Powers of Attorney (set forth on signature page)
 25.1*   Form T-1
 99.1+   Form of Proxy
 99.2+   Consent of Alliant Partners


--------
*  filed herewith
+  previously filed


                                      II-5